2003 AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

     THIS AMENDMENT is entered into and is effective this 18th day of December, 2003, by and between First South Bancorp, Inc. (the "Company") and Thomas A. Vann (the "Employee").

     WHEREAS, the Company (formerly known as NewSouth Bancorp, Inc.) entered into an Employment Agreement with the Employee as of April 7, 1997 (the "Agreement"); and

     WHEREAS, pursuant to Section 17 of the Agreement, the parties agree to amend the Agreement in the manner set forth herein, effective as of the first date set forth above.

     NOW, THEREFORE, it is AGREED that the Agreement shall be amended in the manner set forth below.

     1. Section 5 is revised by adding a new subsection (c) at the end thereof to read as follows:

          (c) Notwithstanding any provision of this Agreement to the contrary, in the event that the Employee's employment hereunder is terminated for any reason other than Just Cause, the Employee and his spouse shall be entitled to the same or comparable group hospitalization and other health insurance coverages that were provided to them immediately prior to the Employee's termination of employment, and funded by the Bank on the same percentage-of-cost basis as such coverages were funded by the Bank immediately prior to his termination of employment, for the remainder of their respective lives. In the event of the Employee's death while employed by the Bank or the Company, the Employee's spouse shall be entitled to the same or comparable group hospitalization and other health insurance coverages that were provided to her immediately prior to the Employee's death, and funded by the Bank on the same percentage-of-cost basis as such coverages were funded by the Bank immediately prior to the Employee's death, for the remainder of her life. If for any reason, however, the group hospitalization and health insurance coverages, or comparable coverages, cannot be continued for the Employee or the Employee's spouse for the entire period described in this subsection (c), the Bank shall reimburse the Employee (or his surviving spouse, as the case may be) for the cost of such coverages borne by the Employee for himself and/or his spouse for the balance of such period, but not in excess of the amount which the Bank would have expended on his and/or her behalf.

     2. Section 12(b) is revised to read as follows:

          (b) Amount of Severance Benefit. If the Employee becomes entitled to collect severance benefits pursuant to Section 12(a) hereof, the Bank shall pay the Employee a severance benefit equal to the difference between the Code ss.280G Maximum and the sum of any other "parachute payments" as defined under Code ss.280G(b)(2) that the Employee receives on account of the Change in Control.

          Said sum shall be paid in one lump sum within ten days of the later of the date of the Change in Control and the Employee's last day of employment with the Bank or the Company. In the event that the Employee, the Bank, and the Company jointly agree that the Employee has collected an amount exceeding the Code ss.280G Maximum, the parties may agree in writing that such excess shall be treated as a loan ab initio, which the Employee shall repay to the Bank, on terms and conditions mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

     WHEREFORE, the parties have executed this Amendment on the day and year first above written.

ATTEST                                       FIRST SOUTH BANCORP, INC.


/s/ William L. Wall                          By /s/ Linley H. Gibbs, Jr.
-------------------------                       ---------------------------
                                             Its Chairman of the Board


                                             EMPLOYEE


/s/ William L. Wall                          /s/ Thomas A. Vann
-------------------------                    ------------------------------
Witness                                      Thomas A. Vann

                                                                 EXHIBIT 10.3(A)

                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS AGREEMENT is entered into this ______ day of __________, 1996, by and between NewSouth Bancorp, Inc. (the "Company") and Thomas A. Vann (the "Employee"), effective on the closing date (the "Effective Date") of the conversion of Home Savings Bank, SSB (the "Bank") from mutual to stock form.

     WHEREAS, the Employee has heretofore been employed by the Bank as its President and Chief Executive Officer, is experienced in all phases of the business of the Bank, and has become the President and Chief Executive Officer of the Company; and

     WHEREAS, the Board of Directors (the "Board") of the Company believes it is in the best interests of the Company to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and the Company, and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties; and

     WHEREAS, the parties desire by this writing to set forth the continuing employment relationship between the Company and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

     1.   Defined Terms
          -------------

     When used anywhere in this Agreement, the following terms shall have the meaning set forth herein.

          (a) "Change in Control" shall mean any one of the following events:
(i) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Bank or NewSouth Bancorp, Inc. (the "Company"), (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (iii) the acquisition of a controlling influence over the management or policies of the Bank or of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or of the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, the Company's ownership of the Bank shall not of itself constitute a Change in Control for purposes of the Agreement. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

          (c) "Code (S)280G Maximum" shall mean product of 2.99 and the Employee's "base amount" as defined in Code (S)280G(b)(3).

          (d) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than 30 miles from his primary office as of the later of the Effective Date and the most recent voluntary relocation by the Employee;
(ii) a material reduction in the Employee's base compensation as in effect under this Agreement as the same may be increased from time to time; (iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided under this Agreement as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him under this Agreement;
(iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position; (v) a failure to reelect the Employee to the Board of Directors of the Bank or the Company, if the Employee has served on such Board at any time during the term of the Agreement; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank or the Company; or (vii) a material reduction in the secretarial or other administrative support of the Employee.

          (e) "Just Cause" shall mean, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank and the Company.

          (f) "Protected Period" shall mean the period that begins on the date six months before a Change in Control and ends on the later of the second annual anniversary of the Change in Control or the expiration date of this Agreement.

          (g) "Trust" shall mean a grantor trust that is designed in accordance with Revenue Procedure 92-64 and has a trustee independent of the Bank and the Company.

     2.   Employment.  The Employee is employed as the President and Chief
          ----------
Executive Officer of the Company. The Employee shall render such administrative and management services for the Company as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company. The Employee's other duties shall be such as the Board may from time to time reasonably direct, including normal duties as an officer of the Company.

     3.   Consideration from Company: Joint and Several Liability.  In lieu of
          -------------------------------------------------------
paying the Employee a base salary during the term of this Agreement, the Company hereby agrees that to the extent permitted by law, it shall be jointly and severally liable with the Bank for the payment of all amounts due under the employment agreement of even date herewith between the Bank and the Employee. Nevertheless, the Board may in its discretion at any time during the term of this Agreement agree to pay the Employee a base salary for the remaining term of this Agreement. If the Board agrees to pay such salary, the Board shall thereafter review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

     4.   Discretionary Bonuses.  The Employee shall participate in an
          ---------------------
equitable manner with all other senior management employees of the Company in discretionary bonuses that the Board may award from time to time to the Company's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

     5.   Participation in Retirement, Medical and Other Plans
          ----------------------------------------------------

          (a) During the term of this Agreement, the Employee shall be eligible to participate in the following benefit plans: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, auto allowance/auto lease, retirement, pension, and/or other present or future qualified plans provided by the Company, generally which benefits, taken as a whole, must be at least as favorable as those in effect on the Effective Date.

          (b) The Employee shall be eligible to participate in any fringe benefits which are or may become available to the Company's senior management employees, including for example: any stock option or incentive compensation plans, club memberships, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.

     6.   Term.  The Company hereby employs the Employee, and the Employee
          ----
hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 10). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended. Only those members of the Board of Directors who have no personal interest in this Employment Agreement shall discuss and vote on the approval and subsequent review of this Agreement.

     7.   Loyalty; Noncompetition.
          -----------------------

          (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, the Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Company or any of its subsidiaries or affiliates, or unfavorably affect the performance of the Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Company, or be gainfully employed in any other position or job other than as provided above.

          (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Company, or, solely as a passive or minority investor, in any business.

     8.   Standards.  The Employee shall perform his duties under this
          ---------
Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Company will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     9.   Vacation and Sick Leave.  At such reasonable times as the Board shall
          -----------------------
in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself volun tarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

          (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Company.

          (b) The Employee shall not receive any additional compensation from the Company on account of his failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

          (c) In addition to the aforesaid paid vacations, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

          (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

     10.  Termination and Termination Pay.  Subject to Section 12 hereof, the
          -------------------------------
Employee's employment hereunder may be terminated under the following circumstances:

          (a) Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

          (b) Disability. (1) The Company may terminate the Employee's employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Company's long-term disability plan (or, if the Company has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of 180 consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Employee's termination of employment pursuant to this Section 10(b); provided that any benefits paid pursuant to the Company's long-term disability plan will continue as provided in such plan.

          (2) During any period that the Employee shall receive disability benefits and to the extent that the Employee shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Company and, if able, shall make himself available to the Company to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Company shall pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.

          (c) Just Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause.

          (d) Without Just Cause; Constructive Discharge. The Board may, by written notice to the Employee, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits (unless such termination occurs during the Protected Period, in which event the benefits and compensation provided for in Section 12 shall apply): (i) the salary provided pursuant to Section 3 hereof, up to the expiration date of this Agreement including any renewal term (the "Expiration Date"), plus said salary for an additional 12-month period, and (ii) at the Employee's election either (A) cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to par ticipate in through the Expiration Date, based upon the benefit levels substantially equal to those that the Company provided for the Employee at the date of termination of employment or (B) continued participation under such Company benefit plans through the Expiration Date, but only to the extent the Employee continues to qualify for participation therein. All amounts payable to the Employee shall be paid, at the option of the Employee, either (I) in periodic payments through the Expiration Date, or (II) in one lump sum within ten days of such termination.

          (e) Good Reason. The Employee shall be entitled to receive the compensation and benefits payable under subsection 10(d) hereof in the event that the Employee voluntarily terminates employment within 90 days of an event that constitutes Good Reason, (unless such voluntary termination occurs during the Protected Period, in which event the benefits and compensation provided for in Section 12 shall apply).

          (f) Termination or Suspension Under Federal Law. Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

          (g) Voluntary Termination by Employee. Subject to Section 11 hereof, the Employee may voluntarily terminate employment with the Company during the term of this Agreement, upon at least 90 days prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights, and employee benefits up to the date of his termination (unless such termination occurs pursuant to Section 10(d) hereof or within the Protected Period, in Section 12(a) hereof, in which event the benefits and compensation provided for in Sections 10(d) or 12, as applicable, shall apply).

     11.  No Mitigation.  The Employee shall not be required to mitigate the
          -------------
amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

     12.  Change in Control.
          -----------------

          (a) Trigger Events. The Employee shall be entitled to collect the severance benefits set forth in Subsection (b) hereof in the event that either
(i) the Employee voluntarily terminates employment for any reason within the 30-day period beginning on the date of a

Change in Control, (ii) the Employee voluntarily terminates employment within 90 days of an event that both occurs during the Protected Period and constitutes Good Reason, or (iii) the Bank or the Company or their successor(s) in interest terminate the Employee's employment without his written consent and for any reason other than Just Cause during the Protected Period.

          (b) Amount of Severance Benefit. If the Employee becomes entitled to collect severance benefits pursuant to Section 12(a) hereof, the Bank shall:

                (i) pay the Employee a severance benefit equal to the difference between the Code (S)280G Maximum and the sum of any other "parachute payments" as defined under Code (S)280G(b)(2) that the Employee receives on account of the Change in Control.

                (ii) provide such long-term disability insurance and medical insurance benefits as are available to the Employee under the provisions of COBRA, for 18 months (or such longer period, as may be required thereunder).

     Said sum shall be paid in one lump sum within ten days of the later of the date of the Change in Control and the Employee's last day of employment with the Bank or the Company. In the event that the Employee, the Bank, and the Company jointly agree that the Employee has collected an amount exceeding the Code
(S)280G Maximum, the parties may agree in writing that such excess shall be treated as a loan ab initio which the Employee shall repay to the Bank, on terms
                  ---------
and conditions mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

     13.  Indemnification.  The Company agrees that its Bylaws shall continue
          ---------------
to provide for indemnification of directors, officers, employees and agents of the Company, including the Employee, during the full term of this Agreement, and to at all times provide adequate insurance for such purposes.

     14.  Reimbursement of Employee for Enforcement Proceedings.  In the event
          -----------------------------------------------------
that any dispute arises between the Employee and the Company as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to defend against any action taken by the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee obtains either a written settlement or a final judgement by a court of competent jurisdiction substantially in his favor. Such reimbursement shall be paid within ten days of Employee's furnishing to the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

     15.  Federal Income Tax Withholding.  The Company may withhold all federal
          ------------------------------
and state income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

     16.  Successors and Assigns.
          ----------------------

          (a) Company. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

          (b) Employee. Since the Company is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

          (c) Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     17.  Amendments.  No amendments or additions to this Agreement shall be
          ----------
binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     18.  Applicable Law.  Except to the extent preempted by federal law, the
          --------------
laws of the State of North Carolina shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     19.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     20.  Entire Agreement.  This Agreement, together with any understanding or
          ----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                                 NEWSOUTH BANCORP, INC.


_______________________________         By: ___________________________________
Secretary                                   Its Chairman of the Board



WITNESS:

_______________________________         __________________________________
                                        Thomas A. Vann